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                                                                   Exhibit 10.9

                        FOREST CITY ENTERPRISES, INC.


                            SUPPLEMENTAL UNFUNDED

                  DEFERRED COMPENSATION PLAN FOR EXECUTIVES




                               PLAN STATEMENT

                       ------------------------------


PREAMBLE

This Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel of Forest City Enterprises, Inc. and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

The Plan consists of this Plan Statement, which incorporate the general provisions and guidelines of the plan which shall apply equally to all Plan participants, and separate individual deferred compensation Agreements, the provisions of each of which will apply solely to the Plan Participant with respect to whom the Agreement has been entered into.



                                      ARTICLE I

                                     Definitions
                                     -----------

The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

1. 1 "ACTUARIAL EQUIVALENT" shall mean an amount of equal value when computed on the basis of interest, mortality and other tables as shall be adopted from time to time by the Committee for purposes of the Plan.

1. 2 "AGREEMENT" shall mean a written agreement between a Participant and the Corporation, specifying the benefits to which such Participant shall be entitled under the Plan, and such other special provisions as are applicable to such Participant. In the event of any conflict or inconsistency between his Plan Statement and an Agreement, the terms of the Agreement shall control.

1. 3 "BENEFICIARY" shall mean such person or person's as a Participant may from time to time, by notice to the Corporation on a form made available by the Committee for such purpose, designate to receive any benefit payable in the event of his death, and means the estate of the Participant if no valid beneficiary designation is in effect at the time of a Participant's death.

1. 4  "BOARD" shall mean the Board of Directors of the Corporation.

1. 5 "COMMITTEE" shall mean the Committee appointed by the Board to administer the plan.

1. 6 "COMPENSATION" shall mean the basic cash remuneration payable to a Participant which was attributable to his employment with the Corporation during the 1996 calendar year, excluding bonuses, overtime, and incentive pay and annual Corporation contributions not in excess of 6% of the first $25,000 of compensation which are made to the Corporation's bonus plan.



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1. 7  "CORPORATION" shall mean Forest City Enterprises, Inc.


1. 8 "DISABILITY" shall mean a mental or physical disability of at least six months duration which the Committee expects will render the Participant unable to engage in any occupation or employment for remuneration or profit for the duration of such person's life.

      Any Participant who is so disabled may be required to submit to medical examination at any time prior to his Normal Retirement Date, but not more often than semi-annually, to determine whether he is still entitled to benefits under the Plan by reason of such Disability. Should such a disabled Participant refuse to submit to medical examination, any Plan benefits shall be discontinued until the withdrawal of such refusal.

      If prior to his Normal Retirement Date, a Participant is no longer disabled, any benefits under the Plan payable by reason of such Disability shall cease. Unless he is then reemployed by the Corporation, he shall be deemed to have terminated his employment for purposes of the Plan as of the date he became disabled.

1. 9 "NORMAL RETIREMENT BENEFIT" shall mean a benefit payable in cash in equal installments on a monthly basis, for 120 or 180 months certain as provided in the Agreement.

1.10 "NORMAL RETIREMENT DATE" shall mean the first day of the month next following a Participant's attainment of age 65.

1.11 "PARTICIPANT" shall mean an employee of the Corporation serving in an executive or other managerial capacity who is selected by the Committee to participate in the Plan, and with whom the Corporation has entered into an Agreement.

1.12 "PLAN" shall mean the Forest City Enterprises Supplemental Unfunded Deferred Compensation Plan for Executives, consisting of this Plan Statement and separate, individual Agreements with Plan Participants.

1.13 "SERVICE" shall mean the aggregate period of a Participant's employment with the Corporation since his original date of hire, as determined by the Committee in accordance with uniform rules, treating persons similarly situated in a similar manner.

1.14 The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural.



                                    ARTICLE II
                                    ----------

                            Eligibility for Benefits
                            ------------------------

2.1   NORMAL RETIREMENT

      A Participant who terminates employment on his Normal Retirement Date shall be entitled to his Normal Retirement Benefit commencing on the first day of the month after such termination of employment. In the event of the death of such a Participant prior to having received benefits for the 120 or 180 months, benefits shall be paid to his Beneficiary until a total of 120 or 180 payments have been paid to the Participant and his Beneficiary.


2.2   OTHER AGE RETIREMENT

      With the consent of the Committee, actuarially adjusted benefits may be payable at an earlier or later age.


2.3   DISABILITY

      A Participant who terminates employment by reason of Disability shall be entitled to a benefit commencing immediately which is the Actuarial



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      Equivalent of his Normal Retirement Benefit.  The Disability
      retirement benefit shall be payable for 120 or 180 months certain.


2.4   DEATH

      Upon a Participant's death prior to termination of employment, his Beneficiary shall be paid a lump sum death benefit which is the Actuarial Equivalent of his Normal Retirement Benefit.


2.5   VESTING

      If a Participant's employment with the Corporation terminates other than in accordance with Sections 2.1, 2.2, 2.3, or 2.4 prior to completing 10 years of Service, no retirement benefit shall be payable from this Plan.


      If a Participant's employment with the Corporation terminates other than in accordance with Sections 2.1, 2.2, 2.3 or 2.4 on or after completing 10 years of Service, he shall be entitled to a percentage of his Normal Retirement Benefit, commencing on his Normal Retirement Date, determined in accordance with the following schedule:


                 Years of Service                    Percentage
                 ----------------                    ----------

          10 years but less than 11 years                50%
          11 years but less than 12 years                60%
          12 years but less than 13 years                70%
          13 years but less than 14 years                80%
          14 years but less than 15 years                90%
          15 or more years                              100%



                                 ARTICLE III

                                Administration
                                --------------

3.1 Subject to the provisions of the Plan, full power and authority to construe, interpret and administer the Plan shall be vested in the Committee as from time to time constituted by the Board.

3.2 Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, employees and Participants and their Beneficiaries and personal representatives. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

3.3 No member of the Committee shall be liable for any act done or determination made in good faith.



                                   ARTICLE IV

                                    Funding
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4.1   Nothing in this Plan shall be interpreted or construed to require the
      Corporation in any manner to fund its obligations to Participants hereunder.


4.2 In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of this Plan, such reserve shall not under any circumstances be deemed to be an asset of this Plan nor a source of payment of any claims under this Plan but, at all times, shall remain a part of the general assets of the Corporation, subject to the claims of the Corporation's creditors.


4.3   A person entitled to a benefit in accordance to the provisions of this



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      Plan shall have a claim upon the Corporation only to the extent of the monthly payments thereof, if any, due up to and including the then current months and shall not have a claim upon the Corporation for any subsequent monthly payment unless and until such payment shall become due and payable.